EXHIBIT 99.2

ATWOOD OCEANICS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

REVENUES:
Contract drilling	$160,654	$121,604	$526,604	$400,479
Business interruption proceeds	--	--	--	2,558
	160,654	121,604	526,604	403,037

COSTS AND EXPENSES:
Contract drilling	56,396	46,738	216,395	186,949
Depreciation	8,869	8,584	34,783	33,366
General and administrative	7,926	5,938	30,975	23,929
Gain on sale of equipment	59	(73)	(155)	(414)
	73,250	61,187	281,998	243,830
OPERATING INCOME	87,404	60,417	244,606	159,207

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(264)	(372)	(1,410)	(1,689)
Interest income	104	1,264	1,579	2,441
	(160)	892	169	752
INCOME BEFORE INCOME TAXES	87,244	61,309	244,775	159,959
PROVISION FOR INCOME TAXES	12,491	7,160	29,337	20,935
NET INCOME	$74,753	$54,149	$215,438	$139,024

EARNINGS PER COMMON SHARE:
Basic	1.17	0.85	3.38	2.22
Diluted	1.16	0.84	3.34	2.18
AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,031	63,346	63,756	62,686
Diluted	64,697	64,198	64,556	63,628